Exhibit A

MUTUAL FUND SERIES TRUST

CLASS C MASTER DISTRIBUTION PLAN

AMENDMENT DATED FEBRUARY 11, 2014

The Class C Master Distribution Plan has been adopted with respect to the following Funds:

Camelot Premium Return Fund

Camelot Excalibur Small Cap Income Fund

Catalyst Event Arbitrage Fund

Catalyst Hedged Futures Strategy Fund

Catalyst Insider Buying Fund

Catalyst Insider Long/Short Fund

Catalyst Macro Strategy Fund

Catalyst Small-Cap Insider Buying Fund

Catalyst Strategic Insider Fund

Catalyst/CP Core Equity Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst/EquityCompass Buyback Strategy Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/Lyons Hedged Premium Return Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/Princeton Floating Rate Income Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Day Hagan Tactical Allocation Fund of ETFs

Empiric Core Equity Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

JAG Large Cap Growth Fund

KF Griffin Blue Chip and Covered Call Fund

Listed Private Equity Plus Fund

SignalPoint Global Alpha Fund

Mutual Fund Series Trust

Dated as of February 11, 2014

By: /s/Jerry Szilagyi

      Jerry Szilagyi, Trustee